EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of China Technology Development Group Corporation (the “Company”) on Form 20-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Xu Qian, Alan Li and Michael Siu, the Chief Executive Officer, Co-Chief Executive Officer and Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and not deemed filed.
September 19, 2006

/s/ Xu Qian
Xu Qian
Executive Director and Chief Executive Officer

/s/ Alan Li
Alan Li
Executive Director and Co-Chief Executive Officer

/s/ Michael Siu
Michael Siu
Executive Director, Chief Financial Officer and Secretary
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.